SYSCO Corporation                                NEWS RELEASE
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1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
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                                     CONTACT:    Toni R. Spigelmyer
                                                 Assistant Vice President,
                                                 Investor and Media Relations
                                                 (281) 584-1458

                SYSCO Completes Acquisition of Freedman Companies

     Houston, January 16, 2001 -- SYSCO Corporation (NYSE: SYY), the leading foodservice marketing and distribution organization in North America, announced today it has completed the acquisition of certain operations of The Freedman Companies, a specialty meat supplier based in Houston, Texas. Terms of the deal were not disclosed. The Freedman acquisition is SYSCO's fifth specialty meat company purchase in less than two years and joins existing operations located in Atlanta (GA), Irvine (CA), Toledo (OH) and Washington, D.C.

     The Freedman Companies specialize in providing foodservice operators with custom-cut CERTIFIED ANGUS BEEF(TM) and USDA Prime and Choice beef, as well as an assortment of other protein products including pork, lamb, veal, poultry, cooked and smoked products, marinated fresh products, fajita meats and sausages. The companies that SYSCO acquired in the agreement generated combined sales of approximately $215 million for calendar year 2000. Two of the divisions purchased (Dallas and Houston) will continue to operate under the Freedman Food Service name and the remaining operations (Austin, Harlingen and San Antonio) will continue to operate under the name Texas Meat Purveyors. The new companies will report as subsidiaries of Freedman Meats, Inc., with Don Freedman continuing as president of the company and Ron Boatwright as executive vice president.


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     "The addition of the specialty  meat  operations of The Freedman  Companies greatly enhances SYSCO's ability to provide precision cut specialty meat products throughout the southern United States," said Charles H. Cotros, SYSCO's chairman and chief executive officer. "The Freedman Companies have a well established reputation for providing excellent customer service, and their expertise in the custom-cutting process will benefit our marketing associate sales force immediately by augmenting the offerings they provide to our customers."

     SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to about 356,000 customers. The SYSCO distribution network, supported by more than 40,000 employees, currently extends throughout the entire contiguous United States, Alaska, the District of Columbia, Hawaii and portions of Canada. For fiscal 2000, which ended July 1, 2000, the company reported sales of $19.3 billion.

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding expected benefits of the Freedman acquisition on the Company's marketing associate sales force. These statements are based on management's and Freedman's current expectations and estimates; actual results may differ materially due to certain risks and uncertainties. For example, the Company's ability to achieve expected results may be affected by competitive price pressures, availability of supplies, work stoppages, successful integration of Freedman's operations by the Company, conditions in the economy, industry growth and internal factors, such as the ability to control expenses. For a discussion of additional factors affecting the Company, see the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000 as filed with the Securities and Exchange Commission.


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FORWARD-LOOKING  STATEMENTS
     CERTAIN STATEMENTS MADE HEREIN ARE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INCLUDE STATEMENTS REGARDING SALES MOMENTUM, EARNINGS GROWTH, CONTINUED STRENGTH OF SYSCO BRAND PRODUCTS, INDUSTRY GROWTH, THE AWAY-FROM-HOME EATING HABITS OF THE AMERICAN PUBLIC AND IMPROVED OPERATING EFFICIENCIES AND PRODUCTIVITY RELATED TO
INFORMATION SYSTEMS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ESTIMATES; ACTUAL RESULTS MAY DIFFER MATERIALLY. THOSE RISKS AND UNCERTAINTIES THAT COULD IMPACT THESE STATEMENTS INCLUDE THE RISKS RELATING TO THE FOODSERVICE DISTRIBUTION INDUSTRY'S RELATIVELY LOW PROFIT MARGINS AND SENSITIVITY TO GENERAL ECONOMIC CONDITIONS; SYSCO'S LEVERAGE AND DEBT RISKS; THE SUCCESSFUL COMPLETION AND INTEGRATION OF ACQUISITIONS; THE POSSIBILITY THAT THE COMPANY'S INFORMATION SYSTEMS WILL NOT OPERATE AS ANTICIPATED AND THEREFORE NOT PROVIDE THE COMPANY WITH THE EXPECTED COMPETITIVE EDGE, THE RISK OF INTERRUPTION OF SUPPLIES DUE TO LACK OF LONG-TERM CONTRACTS, SEVERE WEATHER, WORK STOPPAGES OR OTHERWISE; INTERNAL FACTORS SUCH AS THE ABILITY TO CONTROL EXPENSES AND OTHER RISK FACTORS DETAILED IN SYSCO'S FORM 10-K FOR THE FISCAL YEAR ENDED JULY 1, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.





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